Exhibit 10.49

CONSENT UNDER AND AMENDMENT NO. 4 TO INDENTURE

This CONSENT UNDER AND AMENDMENT NO. 4 TO INDENTURE is entered into as of June 2, 2022 (this “Amendment”) by and among SCILEX PHARMACEUTICALS INC., a Delaware corporation (the “Issuer”), SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Parent Guarantor”), U.S. BANK TRUST COMPANY,  NATIONAL  ASSOCIATION (as successor in interest to U.S. Bank National Association), as trustee (in  such capacity, together with its successors and assigns in such capacity, the “Trustee”) and collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) under the Indenture (as defined below), and the beneficial owners of the Securities and the Holders listed    on the signature pages hereof (collectively, the “Holders”).

RECITALS

WHEREAS, the Issuer, the Parent Guarantor, the Trustee and the Collateral Agent are parties to that certain Indenture, dated as of September 7, 2018 (as modified and supplemented and in effect from time to time, the “Indenture”), pursuant to which the Issuer issued Senior Secured Notes due 2026    in the aggregate principal amount of $224,000,000;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, certain provisions of the Indenture may not be amended without the consent of each Holder of any outstanding Security; and

WHEREAS, the Issuer has requested that the Holders, the Trustee and the Collateral Agent agree to amend the Indenture in certain respects, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        Definitions. Except as otherwise defined in this Amendment, terms defined in the Indenture are used herein as defined therein.

SECTION 2.        Amendments. Each of the parties hereto agrees that, effective on the Effective Date (as defined below):

(a)            The definition of “Subordinated Intercompany Indebtedness” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Subordinated Intercompany Indebtedness” means loans or advances (that do not bear an interest rate in excess of 10% per year), unsecured and by their terms subordinated in right of payment to the Securities, by the Parent Guarantor from time to time to the Issuer in the aggregate principal amount outstanding at any one time not to exceed $50,000,000 (including approximately $21,700,000 of which is outstanding as of the Issue Date).”

(b)            Section 4.02(c) of the Indenture is hereby amended and restated in its entirety as follows:

“Compliance with Indenture. The Issuer shall deliver to the Trustee, concurrently with the delivery of the financial statements provided for in Section 4.02(a)(i), commencing with respect to the fiscal year ending December 31, 2018, an Officers’ Certificate certifying that to each such Officer’s actual knowledge there is no Default or Event of Default that has occurred and is continuing or, if either such Officer does know of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity.”

(c)            Section 4.02(d) of the Indenture is hereby amended and restated in its entirety as follows:

“Intentionally Deleted.”

(d)            Section 4.23 of the Indenture is hereby amended and restated in its entirety as follows:

“Letter of Credit. The Issuer shall make a timely drawing under the Letter of Credit at such time, if any, that the Issuer is permitted to make such a drawing under the Letter of Credit. After such time (if any) that the Letter of Credit is drawn by the Issuer, the Issuer shall hold, as of the end of any calendar month, at least $5,000,000 in aggregate unrestricted Cash Equivalents held by or in the name of the Issuer. In addition, within five (5) Business Days after the Letter of Credit is drawn by the Issuer, the Issuer shall complete the “LC Repurchase” as defined in, and in accordance with, Amendment No. 3.”

SECTION 3.        Representations and Warranties, and Covenants, of the Issuer and the Parent Guarantor.

(a)            Representations and Warranties. Each of the Issuer and the Parent Guarantor represents and warrants as follows as of the date hereof and the Effective Date:

(i)             the representations and warranties contained in the Indenture, the Securities, the Collateral Agreement, the Purchase Agreements or in any Security Document (each as amended hereby) are true and correct in all material respects as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all     material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates;

(ii)            no event has occurred and is continuing that constitutes a “Default” or “Event of Default” under the Indenture, the Securities or any Security Document, and the execution, delivery and performance of this Amendment will not cause or constitute any such Default or Event of Default under the Indenture, the Securities or any Security Document, as amended hereby; and

(iii)           each of the Issuer and the Parent Guarantor has duly authorized, executed and delivered this Amendment, and this Amendment constitutes  the legal, valid and binding obligation of the Issuer and the Parent Guarantor enforceable against such person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b)            Covenant. Except pursuant to Section 6 or Section 7 hereof, except on the August 15, 2022 Payment Date pursuant to Section 4.01(b) of the Indenture and except after the occurrence of an Event of Default (and the exercise of remedies by the Trustee, the Collateral Agent or the Holders), on     and after the Effective Date, and on or prior to September 30, 2022, the Issuer agrees to not repurchase, repay or otherwise retire or cancel (or otherwise   permit or direct the cancellation of) any of the Securities.

SECTION 4.        Representations and Warranties, and Covenants, of the Holders.

(a)            Representations and Warranties. Each Holder hereby represents and warrants, with respect to itself, to each of the Trustee and the Collateral Agent that as of the date hereof and as of the Effective Date (i) such Holder owns or beneficially owns, respectively, the principal amount of the Securities set forth opposite such Holder’s name under the column heading “Principal Amount of Securities” in Schedule 1 attached hereto and, if such Securities are beneficially owned through the book-entry system of the Depository, then such Securities are held through the Depository participant set forth opposite such Holder’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 2 attached hereto (and if nothing is set forth opposite such Holder’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 2  attached hereto then such Holder does not hold such Securities through the book-entry system of the Depository), (ii) the CUSIP Number of such Securities  that are beneficially owned by such Holder are set forth opposite such Holder’s name under the column heading “CUSIP No.” in Schedule 2 attached hereto, (iii) such Holder is not the Issuer, the Parent Guarantor or a Subsidiary of the Issuer or the Parent Guarantor, (iv) such Holder has the full power and     authority to provide this Amendment with respect to such Securities that are owned or beneficially owned by such Holder and (v) this Amendment has been duly executed and delivered by such Holder, and this Amendment constitutes a legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms.

(b)            Covenants. Each Holder (on a several and not joint basis) covenants to promptly notify the Trustee and the Issuer upon the transfer of such Holder’s Securities, any change to such Holder’s Pro Rata Share (as defined herein) or upon a change of any of the information contained in Schedule 1 (solely as to such Holder’s Wire Transfer Instructions) or Schedule 2, in each case, as to such Holder. Each Holder (on a several and not joint basis) agrees to indemnify and hold harmless the Trustee and the Collateral Agent from and against any and all damages, losses, costs and expenses (including, without limitation, legal fees and expenses) arising or resulting from reliance upon the representations and warranties by such Holder set forth in this Section 4.

SECTION 5.        Effectiveness of Amendments. The amendments to the Indenture set forth in Section 2 hereof shall become effective as of the date (such date, the “Effective Date”) that:

(a)            the Trustee shall have received counterparts of this Amendment executed by the Trustee, the Issuer, the Parent Guarantor, the Collateral Agent and all the Holders of the then outstanding Securities;

(b)            the Issuer shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (no later than two Business Days after the date of this Amendment) to the account specified on Exhibit A attached hereto an amount equal to $41,443,678.00 (the “Initial Repurchase Amount”), to be held in escrow by the Trustee for the sole purpose of effectuating the Initial Repurchase (as defined below);

(c)            the Issuer shall have paid (no later than two Business Days after the date of this Amendment) the actual, reasonable and documented fees and expenses of the Trustee associated with the negotiation and performance of this Amendment in the amount of $1,500.00 per the wire instructions provided by the Trustee to the Company in writing prior to the execution of this Amendment, and the actual, reasonable and documented fees of its counsel, Shipman & Goodwin LLP,  in the amount of $18,920.00 per the wire instructions provided by Shipman & Goodwin LLP to the Company in writing prior to   the execution of this Amendment; and

(d)            the Issuer shall have paid (no later than two Business Days after the date of this Amendment) the actual, reasonable and documented fees and expenses of counsel to the Holders, Pillsbury Winthrop Shaw Pittman LLP, in the amount of $194,500.50 per the wire instructions provided by Pillsbury Winthrop Shaw Pittman LLP to the Company in writing prior to the execution of this Amendment.

SECTION 6.        Initial Repurchase.

(a)            No later than the Business Day after the Effective Date, the Trustee shall apply the Initial Repurchase Amount to repurchase from each Holder Securities in a principal amount equal to (i) $41,443,678.00 multiplied by (ii) a fraction the numerator of which is the then outstanding principal  amount of the Securities held by such Holder and the denominator of which is the then outstanding principal amount of all of the outstanding Securities (the fraction in clause (ii) with respect to each Holder, such Holder’s “Pro Rata Share”), at a purchase price in cash equal to the amount set forth opposite such Holder’s name under the column heading “Initial Repurchase Price” in Schedule 1 attached hereto, which purchase price will be paid to such Holder to the account set forth opposite such Holder’s name under the column heading “Wire Transfer Instructions” in Schedule 1 attached hereto (such repurchase, the “Initial Repurchase”).

(b)            In connection with the Initial Repurchase, each Holder agrees that the books and records of the Issuer and the Trustee shall be adjusted to reflect the repurchase of the interests in the Securities repurchased.

(c)            No later than the Business Day after the Effective Date, the Trustee shall pay the Initial Repurchase Amount to the Holders entitled thereto pursuant to this Section 6.

SECTION 7.        Final Repurchase.

(a)             At any time on and after the Effective Date, and on or prior to September 30, 2022, if the Initial Repurchase has been consummated, the Issuer may, in its sole and absolute discretion, provide notice substantially in the form attached hereto as Exhibit B (the “Final Repurchase Notice”) to the Trustee and the Holders that the Issuer intends to repurchase from the Holders all of the remaining outstanding Securities at a purchase price in cash equal to 100% of the principal amount thereof minus $28,000,000 (such repurchase, the “Final Repurchase”). If delivered, the Final Repurchase Notice shall be binding, irrevocable and unconditional. If the Issuer provides the Holders with a Final Repurchase Notice, the Issuer will, no later than September 30, 2022, also irrevocably deposit or cause to be irrevocably deposited with the Trustee to the account specified on Exhibit A attached hereto an amount equal to 100% of the then-outstanding principal amount (on the books and records of the Trustee and, not, for the avoidance of doubt, the Depository) of all of the   outstanding Securities minus $28,000,000 (the “Final Repurchase Amount”, and the delivery of the Final Repurchase Notice and such deposit of the Final Repurchase Amount with the Trustee shall be referred to herein as the “Final Repurchase Conditions”) to be held in escrow by the Trustee for the sole purpose of effectuating the Final Repurchase. The Trustee shall apply the Final Repurchase Amount to repurchase from each Holder such Holder’s Pro Rata Share of the Securities not later than two (2) Business Days after the later of the date of receipt by the Trustee of the (i) Final Repurchase Notice and (ii)     Final Repurchase Amount, which Final Repurchase Amount will be paid to such Holder to the account set forth opposite such Holder’s name under the  column heading “Wire Transfer Instructions” in Schedule 1 attached hereto; provided, that such Wire Transfer Instructions may be amended (solely with respect to such Holder) in accordance with Section 4(b) hereof.

(b)             In connection with the Final Repurchase: (i) if the Securities are Definitive Securities, the applicable Holder shall surrender such Holder’s Security to the Trustee and such Holder shall take such actions reflecting the cancellation of such interests as may be reasonably requested by the Issuer or the Trustee, and (ii) if the Securities are Global Securities held by the Depository, then the applicable Holder shall cause the surrendered beneficial interests in such Global Securities so purchased to be transferred to the account of the Trustee pursuant to the applicable operational procedures of the Depository for tendering and withdrawing securities in the amount set forth opposite such Holder’s name under the column heading “DTC Surrendered Amount” in Schedule 2 attached hereto (and if nothing is set forth opposite such Holder’s name under the column heading “DTC Surrendered Amount” in Schedule 2 attached hereto then such Holder does not hold such Securities through the book-entry system of the Depository) and the Issuer shall deliver a cancellation order to the Trustee with respect to such beneficial interests in accordance with Section 2.11 of the Indenture in the form attached hereto as Exhibit L or, if the Global Securities are not held by the Depository, the applicable Holder shall take such actions reflecting the cancellation of such interests  as may reasonably be requested by the Issuer, the Trustee or the Depository.

(c)             On the date of the Final Repurchase (or such later date as to the delivery of such information as the Trustee may reasonably request in order to make the payment of the Final Repurchase Amount), the Trustee shall pay the Final Repurchase Amount to the Holders entitled thereto and all Securities repurchased by the Issuer pursuant to the Final Repurchase shall be delivered to the Trustee for cancellation in accordance with Section 7(b) hereof and Section 2.11 of the Indenture. Upon such repurchase, all of the Securities will be deemed cancelled and of no further force or effect. The Issuer and the Holders agree to take any action as may be required to evidence the cancellation of the Securities on the books and records of the Depository in connection with the Final Repurchase. The Issuer and the Holders agree that Section 7(j) of Amendment No. 3 shall not apply to the Final Repurchase.

(d)             In connection with the Final Repurchase, and contemporaneous with the payment of the Final Repurchase Amount to the Holders, the Holders agree that the obligation of the Issuer to repay $28,000,000 aggregate principal amount of Securities is forgiven and discharged, which $28,000,000 represents the increase in aggregate principal amount of the Securities that occurred on February 15, 2022, which the Issuer and the Holders hereby agree to treat as not having been issued.

SECTION 8.        Discharge of Indenture Upon Consummation of Final Repurchase.

(a)             Upon consummation of the Final Repurchase, and contemporaneous with the payment of the Final Repurchase Amount to the Holders, the Holders agree that all obligations, sums payable and indebtedness of every type and description of the Issuer, the Parent Guarantor and any other  guarantor of the obligations of the Issuer under the Indenture, in each case, owed to the Holders under the Indenture, the Guarantee, the Collateral    Agreement or any other Security Documents (except to the extent set forth therein pursuant to Section 8.01(b) of the Indenture) shall have been paid in full and all security interests or liens granted by any of such Persons thereunder will, automatically and without further action by any of the Holders, the Trustee  or the Collateral Agent, be released and terminated. As of the consummation of the Final Repurchase and the related cancellation of all of the outstanding Securities under the Indenture, upon the delivery (i) to the Trustee by the Issuer of the Officers’ Certificate with respect to Section 8.01(a) of the Indenture (and the acknowledgment of discharge by the Trustee annexed thereto) in the form attached hereto as Exhibit C and (ii) to the Trustee of the Opinion of Counsel required by Section 8.01(a)(iii) of the Indenture, in substantially the form attached hereto as Exhibit D, the Indenture shall be discharged, and each  of the Indenture, the Guarantee, the Collateral Agreement and any other Security Documents shall automatically be terminated and shall cease to be of   further effect pursuant to Section 8.01 of the Indenture (except to the extent set forth therein pursuant to Section 8.01(b) of the Indenture).

(b)             Upon the delivery by the Issuer to the Trustee of the Officers’ Certificate contemplated by Section 11.08 of the Indenture in the form attached hereto as Exhibit C, each of the Trustee and the Collateral Agent shall comply with its respective obligations set forth therein with respect to the release of the Lien on the Collateral and the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8 of   the Indenture), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Issuer to release   such Lien as soon as is reasonably practicable, including, without limitation, the execution and delivery to the Issuer of the documents attached hereto as Exhibits E, F and I and the Collateral Agent hereby authorizes the Issuer to file the UCC Termination Statement attached hereto as Exhibit J and the executed Termination and Release of Trademark Collateral Agreement attached hereto as Exhibit F and deliver the executed Termination of  Deposit  Account Control Agreement attached hereto as Exhibit I to Bank of America, N.A.

(c)             Each of the Issuer and the Parent Guarantor acknowledges and agrees that the obligations and liabilities of the Issuer and the Parent Guarantor under the Indenture, the Guarantee, the Collateral Agreement and the other Security Documents shall be reinstated with full force and effect if, at any time on or after the date of the consummation of the Final Repurchase, all or any portion of the Final Repurchase Amount paid to the Trustee or any Holder is voided or rescinded or must otherwise be returned by the Trustee or any Holder to the Issuer or the Parent Guarantor upon the Issuer’s or the    Parent Guarantor’s insolvency, bankruptcy or reorganization or otherwise, all as though such payment had not been made.

SECTION 9.        Effect on the Indenture, Securities, Purchase Agreement and Security Documents; Additional Event of Default.

(a)             On and after the date of this Amendment, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Securities, the Purchase Agreement or any Security Documents to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b)             Except as specifically amended herein, the Indenture, the Securities, the Purchase Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)             Except as set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Trustee, the Collateral Agent or any of the Holders under the Indenture, the Securities, the Purchase Agreement or any of the Security Documents, nor constitute a waiver of any provision thereof.

(d)             None of the Trustee, the Collateral Agent or any Holder is under any obligation to enter into or consent to this Amendment. The entering into of this Amendment by the Trustee and the Collateral Agent and any consent to this Amendment by any Holder shall not be deemed to limit or hinder any rights of any such party under the Indenture, the Securities, the Purchase Agreement or any Security Document, nor shall it be deemed to create or infer a course of dealing between any such party, on the one hand, and the Parent Guarantor or the Issuer, on the other hand, with regard to any provision thereof.

(e)             If the Issuer fails to irrevocably deposit or fails to irrevocably cause to be deposited the Initial Repurchase Amount with the Trustee as set forth in Section 5(b) hereof, or if the Issuer fails to pay the fees and expenses set forth in Sections 5(c) and 5(d) hereof, on or prior to the second Business Day after the date of this Amendment, such failure shall be deemed to be an Event of Default.

SECTION 10.      Authorization of Trustee and Collateral Agent.

(a)             Each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver this Amendment and to execute any documents or take any actions reasonably necessary in order to effectuate this Amendment.

(b)             The Issuer hereby represents and warrants that all of the AR Loan Obligations (as defined in the CNH Intercreditor Agreement (as defined in Amendment No. 3)) have been paid in full and each of the Credit Agreement (as defined in Amendment No. 3) and the other AR Loan Documents (as defined in the CNH Intercreditor Agreement) have been terminated in full (other than the two Deposit  Account  Control Agreements,  each  dated December 14, 2020, among the Issuer, CNH Finance Fund I, L.P., the Collateral Agent and Bank of America, N.A.) (collectively, the “CNH Control Agreements”). The Issuer has requested that the Collateral Agent, Trustee and Holders consent to the closing of the bank accounts which are the subject of   the CNH Control Agreements, and the Holders, Trustee and Collateral Agent hereby agree to the closing of such accounts. Upon the occurrence of the Effective Date, each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver to the Issuer: (i) a letter agreement terminating the CNH Intercreditor Agreement in the form attached hereto as Exhibit K, and (ii) the Termination of Deposit Account Control Agreements in the forms attached hereto as Exhibits G and H (and the Collateral Agent hereby authorizes the Issuer to deliver  such  executed Terminations to Bank of America, N.A.).

(c)             In accordance with Section 8.01 of the Indenture, upon satisfaction of the conditions set forth in such Section 8.01, the Trustee shall acknowledge in writing the discharge of all of the obligations under the Indenture in the form attached hereto as Exhibit C.

(d)             Upon the occurrence of the Effective Date, the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver the amendment to the Intercompany Subordination Agreement in the form attached hereto as Exhibit M.

SECTION 11.      General Authorization. Any and all actions heretofore or hereafter taken by the Trustee, the Collateral Agent, the Issuer, the Parent Guarantor and/or any officer, director, member, manager, partner, employee, contractor, Affiliate, attorney, representative and/or agent of any of the foregoing consistent with the intent and purpose of the matters approved or consented to in this Amendment are hereby ratified, confirmed, approved and consented to in all respects.

SECTION 12.      Execution in Counterparts; Facsimile Signatures. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall also be deemed original signatures for all purposes hereunder.

SECTION 13.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

SECTION 14.     Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 15.      Headings. The headings of the Sections of this Amendment have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 16.      Binding Effect and Notice. After the date of this Amendment, this Amendment shall bind each Holder (and such Holder’s successors and assigns) and every subsequent owner or beneficial owner of the Securities described on Schedule 1 attached hereto (or portion thereof that evidences the same debt as such Securities). Any and all notices required to take any action in adopting this Amendment are hereby waived. Each Holder acknowledges that this Amendment constitutes the required notice of this Amendment pursuant to Section 9.02(b) of the Indenture. Each Holder and   beneficial owner signatory hereto further agrees that such Holder’s or beneficial owner’s consent to this Amendment shall not be revoked by such Holder or beneficial owner, and may not be revoked by any successors or assigns of such Holder or beneficial owner, prior to the Effective Date, notwithstanding the provisions of Section 9.03 of the Indenture.

SECTION 17.      Release. By their execution hereof, the Issuer, the Parent Guarantor and the Holders of beneficial interests in Global  Securities hereby release the Trustee and its respective affiliates and subsidiaries and their respective officers, directors, employees, shareholders, agents and representatives as well as their respective successors and assigns from any and all claims, obligations, rights, causes of action, and liabilities, of whatever     kind and nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which such parties ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to payments made directly to such Holders as a result of the unavailability of the Depository for payments on the Securities (except to the extent caused by the gross negligence or the willful misconduct of the Trustee).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ISSUER:

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer

PARENT GUARANTOR:

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
	Name:	Henry Ji, Ph.D.
	Title:	President, Chief Executive Officer and Chairman of the Board

[Signature Page to Amendment No. 4 to Indenture]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alison Nadeau
Name: Alison Nadeau
Title: Vice President

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alison Nadeau
Name: Alison Nadeau
Title: Vice President

[Signature Page to Amendment No. 4 to Indenture]